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                                                                    EXHIBIT 23.1


[PriceWaterhouseCoopers Letterhead]




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 9, 2002 relating to the financial statements of Portfolio Recovery Associates, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.





/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP


Harrisburg, PA
November 5, 2002